Exhibit 24(d)


                                February 27, 1998



Mr. W. L. Westbrook                         Mr. Wayne Boston
The Southern Company                        Southern Company Services, Inc.
270 Peachtree Street, N.W.                  241 Ralph McGill Blvd. NE
Atlanta GA  30303                           Atlanta GA  30308-3374


Dear Sirs:

                             Re: Forms 10-K and 10-Q

         Gulf Power Company proposes to file or join in the filing of statements under the Securities Exchange Act of 1934 with the Securities and Exchange Commission with respect to the following: (1) its Annual Report on Form 10-K for the year ended December 31, 1997, and (2) its 1998 quarterly reports on Form 10-Q.

         Gulf Power Company and the undersigned Directors and Officers of said Company, individually as a Director and/or as an Officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing said Annual Report on Form 10-K, quarterly reports on Form 10-Q and any appropriate amendment or amendments thereto and any necessary exhibits.

                                   Sincerely,



                             By /s/Travis J. Bowden
                                Travis J. Bowden
                      President and Chief Executive Officer

   /s/Travis J. Bowden                          /s/Barbara H. Thames
    Travis J. Bowden                              Barbara H. Thames



   /s/Paul J. DeNicola                         /s/Arlan E. Scarbrough
    Paul J. DeNicola                             Arlan E. Scarbrough



   /s/Fred C. Donovan                           /s/Ronnie R. Labrato
     Fred C. Donovan                              Ronnie R. Labrato



   /s/W. D. Hull, Jr.                             /s/Warren E. Tate
     W. D. Hull, Jr.                               Warren E. Tate



 /s/Joseph K. Tannehill
   Joseph K. Tannehill

Extract from minutes of meeting of the board of directors of Gulf Power Company.


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         RESOLVED, That for the purpose of signing the statements under the Securities Exchange Act of 1934 to be filed with the Securities and Exchange Commission with respect to the filing of this Company's Annual Report on Form 10-K for the year ended December 31, 1997, and its 1998 quarterly reports on Form 10-Q, and of remedying any deficiencies with respect thereto by appropriate amendment or amendments (both before and after such statements become effective), this Company, the members of its Board of Directors, and its Officers, are authorized to give their several powers of attorney to W. L. Westbrook and Wayne Boston.

                                                - - - - - - - - - -

         The undersigned officer of Gulf Power Company does hereby certify that the foregoing is a true and correct copy of resolution duly and regularly adopted at a meeting of the board of directors of Gulf Power Company, duly held on February 27, 1998, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.


Dated  March 23, 1998                                     GULF POWER COMPANY


                                                          By /s/Wayne Boston
                                                                Wayne Boston
                                                             Assistant Secretary